CORPORATE ACCESS NUMBER: 2011806029

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

INCORPORATION

1180602 ALBERTA INC.
WAS INCORPORATED IN ALBERTA ON 2005/07/07.

REGISTRAR OF CORPORATIONS

Articles of Incorporation
For
1180602 ALBERTA INC.

Share Structure:	THE ATTACHED SCHEDULE RE AUTHORIZED SHARES IS INCORPORATED IN THIS FORM.
Share Transfers Restrictions:	NOT APPLICABLE.
Number of Directors:	
Min Number of Directors:	1
Max Number of Directors:	15
Business Restricted To:	NOT APPLICABLE.
Business Restricted From:	NOT APPLICABLE.
Other Provisions:	THE ATTACHED SCHEDULE RE OTHER PROVISIONS IS INCORPORATED IN THIS FORM.

Registration Authorized By: MARK G. EADE
SOLICITOR

Articles Of Incorporation
Business Corporations Act
Section 6

1. Name of Corporation
1180602 Alberta ~~Ltd.~~ Inc.

2. The classes of shares, and any maximum number of shares that the corporation is authorized to issue:

The attached Schedule Re Authorized Shares is incorporated in this form.

FILED July 7, 2005
McCarthy Tétrault LLP
Calgary, Alberta
Per:

3. Restrictions on share transfers *(if any)*:

Not applicable

4. Number, or minimum and maximum number, of directors that the corporation may have:
Minimum of one (1) director and a maximum of fifteen (15) directors.

5. If the corporation is restricted FROM carrying on a certain business or restricted TO carrying on a certain business, specify the restriction(s):

Not applicable.

6. Other provisions *(if any)*:

The attached Schedule Re Other Provisions is incorporated in this form.

7. Date authorized by Incorporators: 2005 07 07
Year / Month / Day

Incorporators

Name of Person Authorizing *(please print)* / Signature	Address: *(including postal code)*
Mark G. Eade Signature	3300, 421 - 7 Avenue SW Calgary, Alberta T2P 4K9
Name of Person Authorizing *(please print)* Signature	Address: *(including postal code)*
Name of Person Authorizing *(please print)* Signature	Address: *(including postal code)*
Name of Person Authorizing *(please print)* Signature	Address: *(including postal code)*